Exhibit 3.1

KBS LEGACY PARTNERS APARTMENT REIT, INC.
ARTICLES OF DISSOLUTION

KBS Legacy Partners Apartment REIT, Inc., a Maryland corporation (hereinafter called the “Company”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
FIRST: The name of the Company is as set forth above, and the address of the principal office of the Company in the State of Maryland is c/o Registered Agent Solutions, Inc., 836 Park Avenue, Unit B 2nd Floor, Baltimore, Maryland 21201.
SECOND: The name and address of the resident agent of the Company in the State of Maryland, who shall serve for one year after dissolution and thereafter until the affairs of the Company are wound up, are: Registered Agent Solutions, Inc., 836 Park Avenue, Unit B 2nd Floor, Baltimore, Maryland 21201.
THIRD: The name and address of each director of the Company are as follows:

Name	Address

W. Dean Henry	800 Newport Center Drive Suite 700 Newport Beach, California 92660

Peter M. Bren	800 Newport Center Drive Suite 700 Newport Beach, California 92660

Gary T. Kachadurian	800 Newport Center Drive Suite 700 Newport Beach, California 92660

Michael L. Meyer	800 Newport Center Drive Suite 700 Newport Beach, California 92660

Ronald E. Zuzack	800 Newport Center Drive Suite 700 Newport Beach, California 92660

FOURTH: The name, title and address of each officer of the Company are as follows:

Name	Title	Address

W. Dean Henry	Chairman of the Board and Chief Executive Officer	800 Newport Center Drive Suite 700 Newport Beach, California 92660

Peter M. Bren	President	800 Newport Center Drive Suite 700 Newport Beach, California 92660

Peter McMillan III	Executive Vice President	800 Newport Center Drive Suite 700 Newport Beach, California 92660

Guy K. Hays	Executive Vice President	800 Newport Center Drive Suite 700 Newport Beach, California 92660

Jeffrey K. Waldvogel	Chief Financial Officer, Treasurer and Secretary	800 Newport Center Drive Suite 700 Newport Beach, California 92660

Stacie K. Yamane	Chief Accounting Officer and Assistant Secretary	800 Newport Center Drive Suite 700 Newport Beach, California 92660
FIFTH: The dissolution of the Company has been approved in the manner and by the vote required by law and the charter of the Company, as follows:
(a)    The Board of Directors of the Company, at a duly held meeting, adopted resolutions, among other related items (i) approving the sale of all of the Company’s assets and the Company’s dissolution pursuant to the Company’s Plan of Complete Liquidation and Dissolution (the “Plan of Liquidation”), pending the approval of the Company’s stockholders; (ii) determining that the terms and conditions of the Plan of Liquidation are fair to the Company’s stockholders, advisable and in best interest of the Company’s stockholders; (iii) approving the Plan of Liquidation; and (iv) directing that the Plan of Liquidation, the sale of all of the Company’s assets and the Company’s dissolution pursuant to the Plan of Liquidation be submitted for consideration by the Company’s stockholders at the Company’s annual meeting of stockholders.
(b)    The stockholders of the Company, at a duly held meeting, approved the sale of all of the Company’s assets and the Company’s dissolution pursuant to the Plan of Liquidation as so by the Board of Directors of the Company.

SIXTH: On March 29, 2018, notice of the approved dissolution of the Company, as required by Section 3-404 of the Maryland General Corporation Law, was mailed to all known creditors of the Company.
SEVENTH: The Company is hereby dissolved.
EIGHTH: The undersigned acknowledges these Articles of Dissolution to be the corporate act of the Company and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

[Signatures on following page.]

IN WITNESS WHEREOF, the Company has caused these Articles of Dissolution to be signed in its name and on its behalf by its Chairman of the Board and Chief Executive Officer and attested by its Chief Financial Officer on this 18 day of April 2018.

ATTEST:	KBS LEGACY PARTNERS APARTMENT REIT, INC.

By: /s/ Jeffrey K. Waldvogel	By: /s/ W. Dean Henry
Name: Jeffrey K. Waldvogel	Name: W. Dean Henry
Title: Chief Financial Officer, Treasurer and Secretary	Title: Chairman of the Board and Chief Executive Officer

CONSENT TO SERVE AS REGISTERED AGENT

April 13, 2018

RE: KBS LEGACY PARTNERS APARTMENT REIT, INC.

I, Registered Agent Solutions, Inc., located at 836 Park Ave., 2nd Floor, Unit B, Baltimore, MD 21201, hereby consent to serve as Registered Agent for the above-referenced entity.

As Registered Agent it will be my responsibility to receive service of process; to forward all state and federal correspondence; and to immediately notify the Office of the Secretary of State in the event of our resignation, or of any changes in the Registered Office address.

Jaclyn Wright, Assistant Secretary
Name and Title

/s/ Jaclyn Wright
Signature